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                                                                   EXHIBIT 99.12


                               SECOND AMENDMENT TO
                 AUGUST 25, 1998 AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER


         This Second Amendment to August 25, 1998 Amended and Restated Agreement and Plan of Merger (the "SECOND AMENDMENT") is entered into as of June 4, 1999, by and among American Realty Trust, Inc. ("ART"), ART Newco, LLC ("NEWCO"), Basic Capital Management, Inc. ("BCM"), EQK Realty Investors I ("EQK") and Lend Lease Portfolio Management, Inc. ("LLPM").

                                R E C I T A L S:

         A. ART, Newco, BCM, EQK and LLPM entered into that certain Amended and Restated Agreement and Plan of Merger, dated August 25, 1998, as amended by that certain First Amendment to August 25, 1998 Amended and Restated Agreement and Plan of Merger, dated as of April 22, 1999 (as so amended, the "MERGER AGREEMENT") relating to the Merger, as such term is defined in the Merger Agreement.

         B. ART, Newco, BCM, EQK and LLPM desire to amend the Merger Agreement as set forth herein.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment to Section 6.02(o) of the Merger Agreement. Section 6.02(o) of the Merger Agreement is hereby amended by replacing the entire paragraph with the word "Intentionally Omitted", so that Section 6.02(o) reads as set forth in its entirety below:

            "Intentionally Omitted."

         2. Amendment to Section 7.01(b) of the Merger Agreement. Section 7.01(b) of the Merger Agreement is hereby amended by replacing the date "July 30, 1999" in the first line of such section with the date "October 29, 1999", so that Section 7.01(b) reads as set forth in its entirety below:

            "by Newco or ART, on or after October 29, 1999, if any of the conditions provided in Section 6.01 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by Newco and ART prior to such date;"

         3. Amendment to Section 7.01(c) of the Merger Agreement. Section 7.01(c) of the Merger Agreement is hereby amended by replacing the date "July 30, 1999" in the first line of such


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section with the date "October 29, 1999", so that Section 7.01(c) reads as set forth in its entirety below:

            "by EQK, on or after October 29, 1999, if any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date;"

         4. Effect of Amendment; Amendment Controls. Except as expressly stated herein, the provisions of the Merger Agreement in effect as of the date of this Second Amendment shall remain in full force and effect. To the extent this Second Amendment is in conflict with any provision of the Merger Agreement, as amended, the terms of this Second Amendment shall control.

         5. Binding Effect. The amendments contained in this Second Amendment shall inure to the benefit of the successors and assigns of the respective parties hereto.

         6. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

         7. Governing Law. This Second Amendment shall be governed by the internal laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof.

         8. Counterparts. This Second Amendment may be signed in any number of counterparts, each of which, when taken together, shall constitute the original.




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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as of the date first above written.

                                   AMERICAN REALTY TRUST, INC.


                                   By: /s/ A. Cal Rossi, Jr.
                                      ------------------------------------------
                                   Name: A. Cal Rossi, Jr.
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   ART NEWCO, LLC

                                   By:  American Realty Trust, Inc., as Manager


                                   By: /s/ A. Cal Rossi, Jr.
                                      ------------------------------------------
                                   Name: A. Cal Rossi, Jr.
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   BASIC CAPITAL MANAGEMENT, INC.


                                   By: /s/ A. Cal Rossi, Jr.
                                      ------------------------------------------
                                   Name: A. Cal Rossi, Jr.
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------


                                   EQK REALTY INVESTORS I


                                   By: /s/ Samuel F. Hatcher
                                      ------------------------------------------
                                   Name: Samuel F. Hatcher
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------


                                   LEND LEASE PORTFOLIO MANAGEMENT, INC.


                                   By: /s/ Samuel F. Hatcher
                                      ------------------------------------------
                                   Name: Samuel F. Hatcher
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


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